UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2015

NOVA LIFESTYLE, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-163019	90-0746568
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 E. Washington Blvd., Commerce, CA	90040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 888-9999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

             On March 8, 2015, Mr. James R. Talevich, a current member of the Board of Directors (the “Board”) of Nova LifeStyle, Inc. (the “Company”), notified the Board that he will not stand for re-election at the next annual meeting of the stockholders of the Company (the “2015 Annual Meeting”).  Mr. Talevich will continue to serve at the pleasure of the stockholders until the 2015 Annual Meeting in his capacity as a member of the Board, chair of the Audit Committee of the Board, and member of the Nominating and Corporate Governance Committee and the Compensation Committee of the Board.  The Company anticipates that at the 2015 Annual Meeting, the Nominating and Corporate Governance Committee of the Board will include in its recommended list of nominees for directors an additional independent director with the requisite financial expertise to serve as the audit committee financial expert and to replace Mr. Talevich in his current role as chair of the Audit Committee of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVA LIFESTYLE, INC.

Date: March 12, 2015	By:	/s/ Ya Ming Wong
Ya Ming Wong
	Its:	Chief Executive Officer